Exhibit 5.2

February 12, 2024

Beamr Imaging Ltd.

10 HaManofim Street

Herzeliya, 4672561 Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form F-1 to be filed with the Commission pursuant to Rule 462(b) of Regulation C (the “Rule 462(b) Registration Statement”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and the initial Registration Statement on Form F-1 (Registration Statement No. 333-272257) (the “Initial Registration Statement” and together with the Rule 462(b) Registration Statement, the “Registration Statements”) filed by Beamr Imaging Ltd., an Israeli company (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act, for the registration and proposed maximum aggregate offering of up to $12,218,750.00 of (i) ordinary shares, par value NIS 0.05 per shares (the “Ordinary Shares”); (ii) warrants (the “Warrants”) to purchase Ordinary Shares; and (iii) the Ordinary Shares underlying the Warrants. The Ordinary Shares and Warrants are being registered by the Company, which has engaged ThinkEquity LLC. To act as the underwriter (the “Underwriter”) in connection with the offering of the Company’s Ordinary Shares and Warrants (the “Offering”).

We are acting as U.S. securities counsel for the Company in connection with the Registration Statement. We have examined signed copies of the Registration Statement and have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion. Because the agreements governing the Warrants contains a provision stating that they are to be governed by the laws of the State of New York, we are rendering this opinion as to New York law. We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York. In particular, we do not purport to pass on any matter governed by the laws of Israel. You are separately reviewing an opinion from Doron, Tikotzky, Kantor, Gutman, Nass, Amit Gross & Co. filed as Exhibit 5.1 to the Registration Statements with respect to the corporate proceedings and due authorization relating to the issuance of the Ordinary Shares and the Ordinary Shares underlying the Warrants under the laws of Israel. For purposes of our opinion, we have assumed that the Ordinary Shares and the Ordinary Shares underlying the Warrants have been duly authorized and that the Ordinary Shares and the Ordinary Shares underlying the Warrants have been duly and validly issued, fully paid and non-assessable.

Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statements has become effective under the Securities Act, the Warrants, if and when issued and paid for in accordance with the terms of the Offering, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect). In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

This opinion is rendered to you in connection with the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by holders of the Warrants currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Rule 462(b) Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statements. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Greenberg Traurig, P.A.
Greenberg Traurig, P.A.

Greenberg Traurig, P.A. | Attorneys at Law
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